UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2023

Arcus Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 694-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, the Board of Directors (the “Board”) of Arcus Biosciences, Inc. (the “Company”) appointed Alexander Azoy to serve as the Company’s Principal Accounting Officer. Concurrent with Mr. Azoy’s appointment as the Company’s Principal Accounting Officer, Robert C. Goeltz II, the Company’s Chief Financial Officer (and in such role was the Company’s Principal Financial Officer), ceased to function as the Company’s Principal Accounting Officer. Mr. Azoy will continue to report to Mr. Goeltz.

Mr. Azoy, age 47, has served as the Company’s Vice President of Finance since October 2020. Prior to joining the Company, Mr. Azoy has held various roles with responsibility for finance, accounting and tax functions, serving companies in the life sciences, consumer products and media and entertainment sectors. Mr. Azoy was previously the Vice President of Finance, Controller at Unity Biotechnology, Inc., from February 2020 to September 2020 and held roles of increasing responsibility at Sienna Biopharmaceuticals, Inc., from December 2017 to December 2019, most recently as Chief Financial Officer, where he oversaw finance and accounting operations, financial planning and analysis, and investor relations. From March 2015 until December 2015, Mr. Azoy was the Corporate Controller for Kythera Biopharmaceuticals, Inc. which was acquired by Allergan plc., where he had responsibility for the company’s accounting and reporting functions while preparing the company for its first commercial product launch. From 2003 to 2013, he was with Ernst & Young’s audit practice, serving companies in the life sciences and consumer products sectors.

Mr. Azoy holds a B.S. in Accounting from California State University, Northridge. He is a certified public accountant in California and a member of the California Society of Certified Public Accountants.

Mr. Azoy has entered into the Company’s standard form of severance and change of control agreement, pursuant to which Mr. Azoy will receive specified cash severance, medical premium payments and accelerated vesting of equity awards in the event his employment with the Company terminates under specified conditions within 12 months following a change of control of the Company. Mr. Azoy will also participate in the Company’s severance program for terminations without cause that are not in connection with a change of control, pursuant to which, upon the occurrence of such an event, Mr. Azoy would receive specified cash severance and medical premium payments and may receive his pro-rata bonus based on the number of days that he was employed during the year of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date:	March 10, 2023	By:	/s/ Terry Rosen, Ph.D.
Terry Rosen Chief Executive Officer (Principal Executive Officer)